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                                 AMENDMENT TO
                                 ------------

                            PARTICIPATION AGREEMENT
                            -----------------------

The Participation Agreement, dated October 1, 2000 (as amended, the "Agreement"), by and among AIM Variable Insurance Funds (Invesco Variable
 ---------
Insurance Funds), a Delaware trust ("AVIF"), Invesco Distributors, Inc., a
                                     ----
Delaware corporation ("INVESCO"), MetLife Insurance Company USA, a Delaware
                       -------
life insurance company ("MetLife") and MetLife Investors Distribution Company,
                         -------
a Missouri corporation ("MLIDC"), is hereby amended as follows:
                         -----

   WHEREAS, effective March 6, 2017, MetLife Insurance Company USA was renamed Brighthouse Life Insurance Company;

   WHEREAS, effective March 6, 2017, its affiliate Brighthouse Securities, LLC (Brighthouse Securities), a Delaware limited liability company, replaced MetLife Investors Distribution Company as distributor of the Contracts;

   WHEREAS, the parties desire to amend the Agreement to memorialize such name change and replace MetLife Distributors with Brighthouse Securities as party to the Agreement; and

   NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. All references to MetLife Insurance Company USA are hereby deleted and replaced with Brighthouse Life Insurance Company and all references to the term "MetLife" are replaced with the term "Brighthouse"; and

2. All references to MetLife Investors Distribution Company and the state of domicile in Missouri are hereby deleted and replaced with Brighthouse Securities and the new state of domicile is Delaware. All references to the term "MLDIC" are replaced with the term "Brighthouse Securities"; and

3. Section 9 - Notices of the Agreement is hereby deleted in its entirety and replaced with the following:

                              "SECTION 9. NOTICES
                               ------------------

          Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                          AIM VARIABLE INSURANCE FUND
                          (INVESCO VARIABLE INSURANCE FUNDS)
                          INVESCO DISTRIBUTORS, INC.
                          11 Greenway Plaza, Suite 1000
                          Houston, Texas 77046
                          Facsimile: (713)993-9185
                          Attn: Veronica Castillo, Esq.

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                          BRIGHTHOUSE LIFE INSURANCE COMPANY
                          BRIGHTHOUSE SECURITIES, LLC
                          One Financial Center, 21st Floor
                          Boston, MA 02111
                          Attn: Law Department"

4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties below have caused this Amendment to the Participation Agreement to be executed by their duly authorized officers effective as of the day and year first written below.

Effective date: March 6th, 2017.
                      ----

                                             AIM VARIABLE INSURANCE FUNDS
                                             (INVESCO VARIABLE INSURANCE FUNDS)

Attest:  /s/ Veronica Castillo               By:     /s/ John M. Zerr
         ------------------------------              ---------------------------
Name:    Veronica Castillo                   Name:   John M. Zerr
Title:   Assistant Secretary                 Title:  Senior Vice President

                                             INVESCO DISTRIBUTORS, INC.

Attest:  /s/ Veronica Castillo               By:     /s/ Brian C. Thorp
         ------------------------------              ---------------------------
Name:    Veronica Castillo                   Name:   Brian C. Thorp
Title:   Assistant Secretary                 Title:  Vice President

                                             BRIGHTHOUSE LIFE INSURANCE COMPANY

Attest:                                      By:     /s/ Greogry E. Illson
         ------------------------------              ---------------------------
Name:                                        Name:   Greogry E. Illson
         ------------------------------              ---------------------------
Title:                                       Title:  Vice President
         ------------------------------              ---------------------------

                                             BRIGHTHOUSE SECURITIES, LLC

Attest:                                      By:     /s/ Donald Leintz
         ------------------------------              ---------------------------
Name:                                        Name:   Donald Leintz
         ------------------------------              ---------------------------
Title:                                       Title:  Vice President
         ------------------------------              ---------------------------

                                             METLIFE INVESTORS DISTRIBUTION
                                             COMPANY

Attest:                                      By:     /s/ Todd Nevenhoven
         ------------------------------              ---------------------------
Name:                                        Name:   Todd Nevenhoven
         ------------------------------
Title:                                       Title:  Vice President
         ------------------------------

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